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                                                                     EXHIBIT 6.9

                         AGREEMENT AND PLAN OF MERGER
                              OF MPI THREE, INC.
                        INTO MEADOWS PRESERVATION, INC.


     AGREEMENT AND PLAN OF MERGER dated as of July 1, 1998, between MPI Three, Inc., a Delaware corporation ("MPI Three"), and Meadows Preservation, Inc., a
                               ---------
Florida corporation ("MPI").
                      ---

     WHEREAS, MPI Three is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on June 24, 1998;

     WHEREAS, MPI is a corporation duly organized and existing under the laws of the State of Florida, having been incorporated on June 25, 1998;

     WHEREAS, the respective Boards of Directors of MPI Three and MPI and the voting stockholders of MPI Three and MPI have approved the merger of MPI Three into MPI (the "Merger"), upon the terms and subject to the conditions set forth
               ------
in this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of the mutual benefits hereby provided, it is agreed by and between the parties hereto as follows:

     1. THE MERGER. At the Effective Time of the Merger (as defined in Section 3 hereof), upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "Delaware Act") and the Florida Business Corporation Act (the
               ------------
"Florida Act"), MPI Three shall be merged with and into MPI. MPI shall be the
------------
surviving corporation in accordance with this Agreement. The corporate and separate existence of MPI Three shall thereupon cease. The corporate existence of MPI with all of its purposes, powers and objects shall continue unaffected and unimpaired by the merger.

     2. CLOSING. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at 7 p.m.
                                           -------
p.m. on Wednesday, May 27, 1998 (the "Closing Date") at Pennington, Moore,
                                      ------------
Wilkinson, Bell & Dunbar, P.A., unless another time, date or place is agreed to in writing by the parties hereto.

     3. EFFECTIVE TIME OF THE MERGER. Upon the Closing, the parties shall file a certificate of merger, substantially in the form attached hereto as Exhibit A (the "Certificate of Merger"), with the Secretary of State of the State of
      ---------------------
Delaware and articles of merger, substantially in the form attached hereto as Exhibit B (the "Articles of Merger"), with the Department of State of the State
                ------------------
of Florida, each executed in accordance with the relevant provisions of the Delaware Act and the Florida Act and shall make all other filings, recordings or publications required under the Delaware Act or the Florida Act in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware and the Articles of Merger are duly filed with the
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Department of State of the State of Florida, or at such other time as the parties may agree and specify in the Certificate of Merger and the Articles of Merger (the time at which the Merger becomes effective, the "Effective Time of
                                                             -----------------
the Merger").
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     4.  EFFECTS OF THE MERGER.  The Merger shall have the effects set forth in
Section 259 of the Delaware Act and Sections 607.1106 and 607.1107(4) of the Florida Act.

     5. SURVIVING CORPORATION. Following the Merger, the separate corporate existence of MPI Three shall cease and MPI shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and possess
                  ---------------------
without further act or deed, all of the estate, rights, privileges and powers, both public and private, and all of the property, real, personal and mixed, of each of the parties hereto; all debts due to MPI Three shall be vested in the Surviving Corporation; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the parties hereto shall be as effectively the property of the Surviving Corporation as they were of the respective parties hereto; the title to any real estate vested by deed or otherwise in MPI Three shall not revert or be in any way impaired by reason of the merger, but shall be vested in the Surviving Corporation; all rights of creditors and all liens upon any property of either of the parties hereto shall be reserved unimpaired, limited in lien to the property affected by such lien at the effective time of the merger; all debts, liabilities, and duties of each of the parties hereto shall thenceforth attach to the Surviving Corporation as if such debts, liabilities, and duties had been incurred or contracted by it; and the Surviving Corporation shall indemnify and hold harmless the officers and directors of each of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the merger, all in accordance with the Delaware Act and the Florida Act. The Surviving Corporation shall continue to be governed by the laws of the State of Florida.

     6. ARTICLES OF INCORPORATION. The Articles of Incorporation of MPI as in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     7. BYLAWS. The Bylaws of MPI as in effect immediately prior to the Effective Time of the Merger shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     8. DIRECTORS. The individuals who are the directors of MPI immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation until thereafter they cease to be directors in accordance with the Florida Act and the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     9. OFFICERS. The individuals who are the officers of MPI immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation until thereafter they cease to be officers in accordance with the Florida Act and the Articles of Incorporation and Bylaws of the Surviving Corporation.

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     10.  MERGER CONSIDERATION.

             (a)  Class A Common Stock
                  --------------------

                    (i) At the Effective Time of the Merger, each share of Class A common stock of MPI Three ("Class A Common Stock") outstanding
                                    --------------------
immediately prior to the Effective Time of the Merger, shall automatically be converted into, and shall become, one (1) share of MPI's common stock, par value $.01 per share (the "Class A Merger Consideration").
                    ------------------------------

                    (ii) Upon surrender of the certificates representing shares of Class A Common Stock (collectively, the "MPI Three A Stock Certificates") for
                                            ------------------------------
cancellation to MPI, the holder of such certificates shall be entitled to receive in exchange therefor certificates representing shares of MPI's common stock issued pursuant to the provisions of this Section 10(a), and the MPI Three A Stock Certificates so surrendered shall forthwith be cancelled.

                    (iii) The Class A Merger Consideration shall be deemed to have been paid or provided in full satisfaction of all rights pertaining to the shares of Class A Common Stock theretofore represented by such MPI Three A Stock Certificates.

             (b)  Class B Common Stock
                  --------------------

                    (i) At the Effective Time of the Merger, each share of Class B common stock of MPI Three ("Class B Common Stock") outstanding
                                    --------------------
immediately prior to the Effective Time of the Merger, shall automatically be converted into, and shall become, one (1) share of MPI's preferred stock, no par value (the "Class B Merger Consideration").
            ----------------------------

                    (ii) Upon surrender of the certificates representing shares of Class B Common Stock (collectively, the "MPI Three B Stock Certificates") for
                                            ------------------------------
cancellation to MPI, the holder of such certificates shall be entitled to receive in exchange therefor certificates representing shares of MPI's preferred stock pursuant to the provisions of this Section 10(b), and the MPI Three B Stock Certificates so surrendered shall forthwith be cancelled.

                    (iii) The Class B Merger Consideration shall be deemed to have been paid or provided in full satisfaction of all rights pertaining to the shares of Class B Common Stock theretofore represented by such MPI Three B Stock Certificates.

     11. TERMINATION. This Agreement may be terminated and abandoned by action of the Board of Directors of MPI Three at any time prior to the Effective Time of the Merger, whether before or after approval by the voting stockholders of MPI Three.

     12. PLAN OF REORGANIZATION. This Agreement constitutes a Plan of Reorganization to be carried out in the manner, on the terms and subject to the conditions herein set forth.

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          13.  FURTHER ASSURANCES OF TITLE.  If at any time the Surviving
Corporation shall consider or be advised that any acknowledgements or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to the Surviving Corporation any right, title or interest of MPI Three held immediately prior to the Effective Time of the Merger, MPI Three shall and will execute and deliver all such acknowledgements or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title, or interest in the Surviving Corporation as shall be necessary to carry out the purposes of this Agreement, and the Surviving Corporation and the proper officers and directors thereof are fully authorized to take any and all such action in the name of MPI Three or otherwise.

          14. ASSETS, LIABILITIES, RESERVES, ACCOUNTS, ETC. At the Effective Time of the Merger, the assets, liabilities, reserves and accounts of each corporation shall be taken on the books of the Surviving Corporation at the amounts at which they respectively, shall then be carried on the books of said corporations subject to such adjustments, if any, as may be appropriate in giving effect to the Merger.

          16.  GENERAL PROVISIONS

                    (a) No Rights or Remedies in Third Parties. Except as
                        --------------------------------------
otherwise expressly provided in this Agreement, nothing herein expressed or implied is intended, or shall be construed, to confer on or to give any person, firm or corporation other than MPI and MPI Three any rights or remedies under or by reason of this Agreement.

                    (b) Execution of Counterparts. This Agreement may be
                        -------------------------
executed in any number of counterparts. Each such counterpart hereof shall be deemed to be an original instrument but all such counterparts together shall constitute but one Agreement.

                    (c) Entire Agreement. This Agreement, including the
                        ----------------
documents and instruments referred to herein (a) constitutes the entire agreement and supercedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof; (b) is not intended to confer on any other person any rights or remedies hereunder; and (c) shall not be assigned by operation or law or otherwise.

                    (d) Severability. In the event that, for any reason, any
                        ------------
provision of this Agreement is construed to be invalid, the invalidity of such provision is not to be considered or held to impair or invalidate any other provision of this Agreement.

                    (e) Filing of Required Documents. The parties each hereby
                        ----------------------------
agree to file in a timely manner such documents as are required, in the opinion of their counsel, to be filed with any applicable governmental authority.

                    (f) Headings. The headings contained in this Agreement are
                        --------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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          IN WITNESS WHEREOF, each of the parties hereto have caused this
Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.


                                              MPI THREE, INC.



                                              By: /s/ Richard McCann
                                                  ------------------
                                              Name:  Richard McCann
                                              Title:  President



                                              MEADOWS PRESERVATION, INC.



                                              By: /s/ Richard McCann
                                                  ------------------
                                              Name:  Richard McCann
                                              Title:  President

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